Exhibit 99.1

Wells Fargo and Dillard’s Announce New Credit Card Agreement

Wells Fargo will fund, issue and service Dillard’s credit cards

SAN FRANCISCO & LITTLE ROCK, Ark.--(BUSINESS WIRE)--April 1, 2014--Wells Fargo & Company (NYSE: WFC) and Dillard’s, Inc. (NYSE: DDS) (“Dillard’s”) announced today that the two companies have entered into an agreement for Wells Fargo to fund, issue and service Dillard’s-branded private label and co-brand credit cards. Wells Fargo will also manage the cardholder loyalty program for Dillard’s.

The program agreement has a 10-year term and is anticipated to become operational in the fourth quarter of 2014, following the scheduled expiration of Dillard’s current program agreement. Financial terms of the agreement were not disclosed. Dillard’s management believes its earnings from the new program exclusive of startup costs will be comparable to its historical earnings from the Dillard’s branded credit card products and believes that earnings will increase with future program growth.

“Wells Fargo is pleased to partner with Dillard’s, a renowned retailer with one of the largest private label and co-brand credit card programs in the sector and a longstanding customer of our bank,” said Tom Wolfe, head of Wells Fargo’s Consumer Credit Solutions. “We are honored to expand our relationship with a business that shares our commitment to providing significant benefits and experiences to customers, so they feel appreciated for the relationships they have with us. We look forward to bringing Wells Fargo’s proven marketing and underwriting capabilities as well as new rewards strategies to Dillard’s so together we can deliver great value to customers.”

“We are truly happy to announce this new agreement with Wells Fargo, one of the strongest and most reputable banks in the country,” said Dillard’s President Alex Dillard. “We are pleased with this new partnership on many levels, from the financial arrangements to our shared vision for future program growth. We talked with a number of potential bank partners and we believe Wells Fargo’s vision for the success of our credit card program is completely aligned with ours. We are looking forward to a very rewarding partnership with Wells Fargo.”

Through its Retail Services division in Consumer Credit Solutions, Wells Fargo offers consumer private label and credit cards to retailers throughout the United States. With more than 50 years of experience in the consumer finance industry, Wells Fargo credit programs are offered at 30,000 merchant locations nationwide.

Greenhill & Co. and First Annapolis Consulting, Inc. served as financial advisors and Simpson Thacher & Bartlett served as legal counsel to Dillard’s in connection with the agreement.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.5 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 locations, 12,000 ATMs, and the internet (wellsfargo.com), and has offices in 36 countries to support customers who conduct business in the global economy. With more than 264,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2013 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially. Wells Fargo perspectives are also available at blogs.wellsfargo.com.

About Dillard’s

Dillard's, Inc. ranks among the nation's largest fashion apparel, cosmetics and home furnishings retailers with annual sales exceeding $6.5 billion. The Company focuses on delivering maximum fashion and value to its shoppers by offering compelling selections complemented by exceptional customer care. Dillard's stores offer a broad selection of merchandise and feature products from both national and exclusive brand sources. The Company operates 278 Dillard's locations and 18 clearance centers spanning 29 states plus an Internet store at www.dillards.com.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements. These statements are based on the current beliefs and expectations of management of Wells Fargo and Dillard’s and are subject to significant risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from expectation, refer to Wells Fargo & Company’s and Dillard’s reports filed with the Securities and Exchange Commission and available at www.sec.gov.

CONTACT:
Dillard’s Media & Investors:
Julie Johnson Bull, 501-376-5965
julie.bull@dillards.com
or
Wells Fargo Media:
Kate Pulley, 917-260-1673
catherine.b.pulley-dennison@wellsfargo.com
or
Wells Fargo Investors:
Jim Rowe, 415-396-8216
jim.rowe@wellsfargo.com